REPORT OF INDEPENDENT
     CERTIFIED PUBLIC
        ACCOUNTANTS
    ON INTERNAL CONTROL
         STRUCTURE



  Board of Trustees
  Purisima Funds
  Woodside, California


  In planning and performing our audits of the financial statements of Purisima Total Return
  Fund, Purisima Pure American Fund, and
  Purisima Pure Foreign Fund, each a series of shares of beneficial interest of Purisima Funds
  (the "Funds"), for the year ended August 31, 2001, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

  The management of the Trust is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures.
  Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with accounting principles generally accepted in the United
  States of America.

  Because of inherent limitations in any internal
  control structure, errors or irregularities may
  occur and not be detected.   Also, projection
  of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal control
  structure would not necessarily disclose all
  matters in the internal control structure that
  might be material weaknesses under standards
  established by the American Institute of
  Certified Public Accountants.   A material
  weakness is a condition in which the design
  or operation of the specific internal control
  structure elements does not reduce to a
  relatively low level the risk that errors or
  irregularities in amounts that would be
  material in relation to the financial statements
  being audited may occur and not be detected
  within a timely period by employees in the
  normal course of performing their assigned
  functions.   However, we noted no matters
  involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of August
  31, 2001.

  This report is intended solely for the
  information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.


      Tait, Weller & Baker


  Philadelphia, Pennsylvania
  October 26, 2001